UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): February 28, 2003

DELTA MUTUAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30563 14-1818394

(Commission File Number) (IRS Employer Identification No.)

1730 Rhode Island Avenue, Suite 812, Washington, DC 20036

(Address of principal executive offices) (Zip Code)

(703) 918-0350

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On February 28, 2003, the Registrant issued the press release attached as Exhibit 99.1 in connection with the execution and delivery of a certain Letter of Intent signed by and between the Registrant and CEVA International, Inc., a copy of which is attached hereto as an exhibit.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELTA MUTUAL, INC.

Dated: February 28, 2003 By: _/s/ Kenneth A. Martin

Kenneth A. Martin

Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1

Washington, D.C., February 28, 2003.

Delta Mutual, Inc. (the "Company") is currently undergoing a change in control and reorganization of its business. Previously, the Company was controlled by Kenneth A. Martin, a Washington attorney, and its primary business objective was to identify an operating business to acquire or into which it could merge. During November, 2002, Mr. Martin sold the Company's controlling equity position to Gary T. Robinson. Mr. Martin expects to appoint Mr. Robinson and Mr. Peter F. Russo to the Company's Board of Directors next week and to resign as a Company officer and director.

Under its new management, the Company intends to develop business operations in the environmental technologies and services industry both in the United States and abroad. In pursuit of these objectives, the Company has signed a non-binding Letter of Intent to merge with or acquire the assets of CEVA International, Inc. ("CEVA"), subject to, among other conditions, the completion of satisfactory due diligence investigations by each party and the negotiation of final terms in a definitive agreement. CEVA has been engaged in the environmental technology and services business in Central and Eastern Europe for the last decade. With its European headquarters in Budapest, Hungary, CEVA has operations in Hungary, Romania and the Czech Republic.

FORWARD-LOOKING STATEMENT

This Press Release contains forward-looking statements that involve risks and uncertainties, which may include statements about our:

    business strategy and development plans
    plans for entering into new businesses and acquisitions
    anticipated sources of funds, including the proceeds from future operations plans, objectives, expectations and intentions contained in this Press Release that are not historical facts.

When used in this Press Release, the words "expects," "anticipates," "intends," "plans," "believes, "seeks," estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those discussed in this Press Release. We assume no obligation to update any forward-looking statements

DELTA MUTUAL, INC.

6723 Whittier Avenue

McLean, Virginia 22101

February 20,2003

PERSONAL AND CONFIDENTIAL

VIA HAND DELIVERY

Mr. Herbert G. Case, Jr.

President and Chief Executive Officer

CEVA International, Inc.

c/o 1097 Budapest

Illatos ut 7

Hungary

Dear Mr. Case:

This shall serve as an expression of interest by and between Delta Mutual, Inc. ("Delta") and CEVA International, Inc. ("CEVA") pursuant to which CEVA desires to sell or transfer to Delta and Delta seeks to acquire from CEVA, either (1) all of CEVA's issued and outstanding equity securities pursuant to a merger or other reorganization transaction, or (2) all or a substantial part of CEVA's assets, with these proposed methods of completing the transaction being collectively referred to as the "Acquisition" for purposes of this "Letter of Intent". The Acquisition shall be subject to and conditioned upon the completion, concluded to the mutual satisfaction of both parties, of an exclusive due diligence investigation by the parties, during which each shall undertake to investigate the other's financial condition, plan of operations and business operations.

CEVA and Delta have been engaged in preliminary discussions concerning a business combination during the past 12 months. The parties now desire to move their discussions toward a more formal relationship and agree that the following terms and conditions shall govern their respective actions and obligations during the "term" of this Letter of Intent:

1. Due Diligence Investigation. Both parties agree that each shall have an exclusive 90 day period, commencing on the date hereof, during which each party shall have the exclusive right to investigate the other's business and financial condition ( the "Due Diligence Period"). During the Due Diligence Period, each party shall provide to the other and its respective representatives and agents all of the necessary corporate filings and documentation, including but not limited to the certificate of incorporation and any amendments thereto, financial statements, corporate minute book, shareholder lists and the like reasonably necessary in order to evaluate a party's business and financial condition. Each party agrees to act in good faith and to provide any and all relevant documentation, as well as access to its corporate and administrative personnel, as may reasonably be requested by a party to conclude its investigation during the Due Diligence Period.

2. Exclusive Dealing Covenant. Each party covenants to the other that it shall not seek or negotiate with any third party to enter into or consummate a transaction similar to that contemplated by the Acquisition at any time during the Due Diligence Period. This promise of "exclusive dealing" is one of the few enforceable promises contained in this Letter of Intent and is being relied upon by each of the parties as a material and substantial part of the consideration to execute and deliver this Letter of Intent. We agree to refer to this promise as the "Exclusive Dealing Covenant" in this Letter of Intent.

3. CEVA's Central and Eastern European Business Operations. CEVA has been engaged in the environmental technology and services businesses in Central and Eastern Europe (the "CEE") for approximately 10 years. During this period, CEVA has established business operation in the countries of the Republic of Hungary, the Republic of Romania and in the Czech Republic. CEVA carries out its business operations in Hungary through its subsidiary, CEVA Hungary Kft., its operations in Romania, principally through its subsidiary, Sotem International B.V., and in the Czech Republic through its Czech subsidiary. CEVA has several employees at its Budapest, Hungary headquarters. Delta acknowledges that CEVA has an established and valuable network of in-country nationals, either recruited as employees, agents or strategic partners, and that these business relationships and operational personnel provide CEVA with an economic advantage over other American business entities seeking to enter these markets in the CEE.

4. Delta's Business Operations and Capital. Delta is a "public" reporting company which has its equity securities registered under U.S. securities laws, specifically, The Securities Exchange Act of 1934, as amended (the "1934 Act"). As a result of this public company status, Delta is required to file with the U. S. Securities and Exchange Commission, current reports of all material developments in its business activities as well as quarterly and annual reports. Delta's equity securities are traded in the over-the-counter, Electric Bulletin Board market maintained by the "NASD". Delta's current business operations consist of various preliminary agreements with state and private entities in several of the former soviet republics to engage in certain environmental services businesses under license from CEVA. Specifically, Delta has targeted the Republic of the Ukraine as its principal market for the development of waste fuel and environmental technologies businesses and has retained several individuals with extensive experience in these areas to facilitate its business objectives.

5. The General Conditions for Consummation of the Acquisition. The parties agree that the following must be concluded to their mutual satisfaction in order that the Acquisition may be completed:

A. Delta and CEVA shall agree on the amounts of Delta equity the shareholders of each company shall have following the Acquisition.

B. Delta and CEVA shall agree on what measures to take to restructure and/or reduce CEVA's liabilities.

C. Delta and CEVA shall agree on the composition of Delta's Board of Directors and on the appointment of its officers following the Acquisition.

D. Delta and CEVA shall agree on the treatment of Delta's loans to CEVA, compensation and duties for Herbert G. Case, Jr., CEVA's majority, controlling shareholder and its president and chief executive officer.

E. Delta and CEVA shall agree on the capital requirements for their businesses following the Acquisition.

6. Definitive Agreement. Delta and CEVA shall endeavor to complete their respective investigations of the other's business and financial condition as well as agree on the other aspects contemplated by the Acquisition during the Due Diligence Period and negotiate a definitive agreement setting forth all of the terms and final conditions that shall govern the Acquisition before the termination of such period.

7. Confidentiality. Each party agrees not to disclose any confidential information received by the other during the Due Diligence Period to any other party without the consent and each acknowledges executing and delivering the "Confidentiality Agreement" annexed hereto as of the date hereof. The Confidentiality Agreement sets forth all of the terms and conditions that shall control the protection of the parties trade secrets and confidential information both during and following the Due Diligence Period.

8. Enforceable Terms of This Letter of Intent. Only the promises made in the "Exclusive Dealing Covenant", at paragraph 2 and the promises of confidentiality made in the "Confidentiality Agreement", referenced in paragraph 7 and hereby incorporated by reference herein, are "enforceable" promises of this Letter of Intent. Each party acknowledges that any breach or threatened breach by either party of any of these promises shall permit a party to obtain an injunction against any such breach or threatened breach in the Superior Court, Somerset County, State of New Jersey, to which Court's personal jurisdiction both parties hereby expressly consent and waive any objections that such Court is an inconvenient forum or venue; each party again further acknowledges that the party's promises made in this paragraph 8 represent a material part of the consideration upon which each party is relying in order to execute and deliver this Letter of Intent and that any breach or threatened breach of these subject promises will result in irreparable harm and injuries to a party's business and financial condition that can not be measured in terms of monetary damages, and, therefore, each party is relying upon the rights set forth in this paragraph 8 in order to protect their most valuable rights and information. Except for these two explicit rights, nothing else in this Letter of Intent represents a legal and enforceable contract right.

9. Press Release. The parties mutually agree that this Letter of Intent shall be publicly disclosed by Delta through the use of a current report on Form 8k within the next 5 days and accordingly, disseminated via the EDGAR system with the U.S. Securities and Exchange Commission in order to inform shareholders and the public of the intentions of both companies with respect to their desire to investigate a favorable combination of their respective businesses. Until such public filing and dissemination of this Letter of Intent by Delta, each party for itself, its officers, directors, agents and employees agrees to keep the contents and existence of this Letter of Intent strictly and absolutely confidential so as not to maintain strict compliance with all applicable U.S. federal securities laws in the areas of disclosure and insider information.

10. Termination. Either party may terminate this Letter of Intent upon written notice to the other party without cause or any reason whatsoever, provided, however, that the promises and the remedies set forth in paragraph 7 shall survive any such termination. Each party acknowledges that it shall bear its own costs and expenses that may arise in connection with the preparation, negotiation and due diligence investigation surrounding this Letter of Intent, any definitive agreement following the date hereof and in connection with the Acquisition.

Please acknowledge your agreement to the foregoing provisions contained in this Letter of Intent by signing where indicated below.

Very truly yours,

Delta Mutual, Inc.

By: _/s/ Kenneth A. Martin

Kenneth A. Martin, President

Signed: February 28, 2003

AGREED TO AND ACCEPTED BY:

CEVA International, Inc.

By:_/s/ Herbert G. Case________

Herbert G. Case, Jr., President